                                                                   EXHIBIT 10.11

                              [MARRIOTT LETTERHEAD]

December 1, 1998


Mr. Craig Watts, President
Loewenstein, Inc./Gregson Furniture Industries
1801 North Andrews Ave. Ext.
Pompano Beach, FL  33069

         Re: Pricing Agreement 90000483-90010104

Dear Craig:

Marriott International, Inc. is pleased to acknowledge acceptance of your pricing proposal of December 1, 1998 (Exhibit I). This pricing agreement (hereinafter Agreement) is between Marriott International, Inc. (hereinafter Marriott) and Loewenstein, Inc./Gregson Furniture Industries (hereinafter Vendor).

Items covered under this Agreement include, but are not limited to: Upholstered Seating as manufactured and/or supplied by Vendor.

The Unit Price Schedule/List dated December 1, 1998, Labeling Instructions, Routing Guide and General Specifications (Exhibits I, IV, V and VI) shall govern all products sold and purchases made under this Agreement.

Vendor will purchase customer specified fabric/material. Vendor will ensure and verify that specified upholstery meets Marriott's ACT standards (Exhibit VII). Vendor will manage the delivery of fabric to ensure final delivery dates are met. Marriott will extend its negotiated prices for fabrics to the Vendor for Marriott products only. Vendor must submit Upholstered Fabric Specification form (Exhibit VIII) to our approved fabric Vendors to receive Marriott negotiated prices. Vendor will communicate any handling charge to the Commodity Manager for approval.

Shipments shall be F.O.B. destination all packaging/preparation included. Freight terms shall be third party billed per freight guide included with orders.

A definitive purchase shall be initiated by either Marriott or an Account as defined in the Addendum by the issuance of a Purchase Order, using a form similar to the attached purchase order (Exhibit II). All terms and conditions of a purchase by Marriott shall be governed by this Agreement and the Purchase Order, regardless of the terms of any acknowledgment, or other form issued by Vendor to the contrary.

Marriott's purchase order must be acknowledged by the Vendor in writing within one week of date of order. Prices indicated on the Marriott purchase order shall be binding and any provision or alteration contained in the Vendor's acknowledgment or other form, which are a variance to the Marriott purchase order, are not binding, unless accepted in writing by Marriott, before Vendor's order entry.

Pricing Agreement
Page 2


Unless otherwise indicated on the Purchase Order, invoices from Vendor referencing the Purchase Order number shall be mailed to:

                                    Marriott International
                                    Design and Construction Services Inc.
                                    Department 70/105.09
                                    1 Marriott Drive
                                    Washington, D.C. 20058

Invoice payment terms are:  Net 30 Days

Marriott, by entering into this Agreement, offers no guarantee of minimum quantities or dollar volume to be purchased under this Agreement. Bi-weekly status reports of issued Purchase Orders will be submitted by Vendor to Marriott, attention Expediting Department, Dept. 70/105.01.

Vendor warrants all products purchased under this Agreement to be free from defects in materials, workmanship, and production for a period of one (1) year from the date of delivery to the property. Vendor agrees to repair or replace, without charge to the Buyer, any product or part that fails as a result of a defect or fails to conform to the terms of the warranty or the terms of the specifications.

If commercially reasonable, "samples" of products developed by the Vendor for Marriott will be provided at no charge for inspections, sample rooms, trade shows, and testing, as development continues to refine the products. The providing of "samples" at no charge will not be considered commercially reasonable if excessive tooling and other costs, including air freight, are involved. The Vendor and Marriott will discuss and agree to specific project situations as they occur.

As a condition precedent to Marriott's issuance of any Purchase Orders, Marriott will require the execution and delivery of the attached Indemnity Agreement form (Exhibit I). Further, the certificate of insurance described in the Indemnity Agreement form should be delivered to the undersigned on or before January 1, 1999.

This Agreement is effective beginning January 1, 1999, and shall continue in full force and effect until December 31, 2001. Thirty (30) days prior to expiration of this Agreement, Marriott and Vendor shall review the terms of this Agreement and determine if the Agreement should be extended or terminated. If it is determined that this Agreement shall remain in effect, the parties shall acknowledge the continuation in writing and this Agreement shall be amended to reflect the new expiration date. This Agreement constitutes the entire understanding and agreement between the Buyer and Vendor as to the subject matter hereof, supersedes all other prior and

Pricing Agreement
Page 3



contemporaneous understandings of the parties in connection herewith, and may not be modified except by an agreement in writing executed by both parties hereto.

All questions regarding this Agreement are to be submitted to the Commodity Manager indicated below.

Please acknowledge your acceptance of this Agreement by having the appropriate officer sign the space provided below, the Indemnity (Exhibit III), and the Addendum (Exhibit IX), and returning the original copy of this letter, the Indemnity and the Addendum to Janet Desjardins, Commodity Manager.

Through our combined efforts, I am sure that we can form a business relationship beneficial to both parties.

Sincerely,



/s/ Janet Desjardins
----------------------------
Janet Desjardins
Commodity Manager
Marriott International
Phone: (301) 380-4278
Fax: (301) 380-4185


Accepted by Vendor

By:
   --------------------------

Title:
      -----------------------

Date:
     ------------------------

Exhibit I:            Price List On File
Exhibit II:           Purchase Order
Exhibit III:          Indemnity Agreement
Exhibit IV:           Labeling Instructions
Exhibit V:            Routing Guide
Exhibit VI:           General Specifications - Upholstered Seating - 9/2/98
Exhibit VII:          Marriott's ACT Standards
Exhibit VIII:         Upholstery Fabric Specification
Exhibit IX:           Addendum to Agreement

                                                                      EXHIBIT II

                                 PURCHASE ORDER

                                   SAMPLE ONLY

                                                                                                            >C?
                                    ---------------- ------------------- ----------------- ---------------- ---------
                                    Purchase Order#  Date                Original          Buyer            Page 1

Marriott International, Inc.                                                               (BUYER'S PARENT)
Marriott Drive                      ---------------- ------------------- ----------------- ---------------- ---------
Washington, D.C. 20058 USA          Payment Terms    Freight Terms       Sales Order       Ship Via
                                                     FOB Destination
                                    Net 30           3rd Party Billed                      Mark VII
                                    ---------------- ------------------- ----------------- ---------------- ---------

Marriott International Design & Construction         PROJECT ID/PROPERTY:
Services, Inc. ("MIDCS") certifies that the          SHIP TO: (ADDRESS LINE 1)
purchased property described below is purchased by            (ADDRESS LINE 2)
MIDCS'_______ for the below referenced property.              (ADDRESS LINE 3)
MIDCS, in its capacity as agent is not taking                 (ADDRESS LINE 4)
title to the purchased property unless otherwise named herein. Unless otherwise specified, mail all invoices in duplicate to:

MARRIOTT INTERNATIONAL                   FOR SHIPMENTS OTHER THAN UPS, FREIGHT CARRIER MUST BE SPECIFIED
MARRIOTT DRIVE                           BY CALLING MARK VII AT 800-445-2057
DEPT. 70/105.09, ROOM 229
WASHINGTON, D.C. 20058 USA               QUESTIONS REGARDING THIS ORDER SHOULD BE DIRECTED TO:
                                         (BUYER'S NAME)
Vendor:                                  PHONE (BUYER'S PHONE #)
         (ADDRESS LINE 1)                FAX (BUYER'S FAX #)
         (ADDRESS LINE 2)
         (ADDRESS LINE 3)
         (ADDRESS LINE 4)
         (address line 5)

------------------ ---------------- ---------------- --------------- ------------------ ------------------ -----------
    ___-Schd           Item ID        Description     Quantity/UOM      Unit Price       Extended Amount    Due Date
------------------ ---------------- ---------------- --------------- ------------------ ------------------ -----------

Packaging included in cost of goods unless otherwise noted below.

Please accept, sign and return a copy of this order with the estimated ship date to the attention of the buyer shown above.

Vendor acknowledges that it is bound by the Terms and Conditions which accompany this Purchase Order, or which are part of the Master Purchasing Agreement between Marriott and the Vendor.

Due date is the required delivery date at the delivery address(es) shown, not the shipping date. Other than UPS shipments, all deliveries require 48-hour advance notice to the contact shown in the delivery address. Call the buyer listed on this Purchase Order immediately if there are any questions regarding fulfillment of the order.

Side mark cartons, invoices, packing lists and bills of lading with:
    (1) Marriott's Item ID shown on each line of this order.
    (2) Marriott's Purchase Order Number and Project ID shown at the top of this page.

Follow any additional side-marking instructions specified for each line item of this Purchase Order.

(BELOW IS AN EXAMPLE OF HOW THE FIELDS WILL LOOK ON AN ORDER)






                                       Total P.O. Amount

-------------------------------------- -----------------------------------------
ACCEPTED FOR VENDOR BY:                ESTIMATED SHIP DATE:
                                       VENDOR ORDER NUMBER:
-------------------------------------- -----------------------------------------

                             MARRIOTT INTERNATIONAL
                       PURCHASE ORDER TERMS AND CONDITIONS

1. ACKNOWLEDGMENTS; ACCEPTANCES OF ORDER; MODIFICATION. The purchase order must be acknowledged by the seller in writing. The acknowledgment will confirm the delivery date specified in the purchase order. The vendor must return the Marriott acknowledgment within one week after receipt of the purchase order. The vendor's reference number should be clearly written on the acknowledgment. The quantity, packs or unit size of goods ordered will not be changed without buyer's written consent. No charges for additions or improvements to products or services ordered hereunder will be paid by buyer unless approved in writing by buyer. Seller's acknowledgment of Purchase Order or acceptance by buyer of delivery of goods or services ordered herein shall constitute acceptance by seller of all terms and conditions set forth herein. Buyer shall not be bound by any provision or alteration contained in seller's acknowledgment or in any other communication, printed or otherwise, which is in variance with the purchase order, unless accepted in writing by buyer.

2. PRICES. Unless otherwise noted herein, prices indicated on purchase order include all charges for seller's packing and crating, and are not subject to revision by seller.

3. DELIVERY. Time is of the essence in the purchase order. If in the reasonable judgment of the buyer, the seller has failed or will fail or if the seller has refused or will refuse to expeditiously proceed with delivery and installation pursuant to the terms of the purchase order, then buyer may terminate the whole or any part of the purchase order, provided buyer gives seller three (3) days prior written notice of such termination and purchase elsewhere and hold seller accountable for any and all damages sustained by buyer as a result of such termination. Buyer has the right, at any time, to change the place and/or time of delivery. Any claim by seller for adjustment because of a change in place and/or time of delivery will be deemed waived unless asserted in writing within ten (10) days after receipt by seller of the request for change.

4. PACKAGING/SHIPPING. All goods shall be suitably packed or otherwise prepared by the seller for shipment to prevent damage, to obtain the lowest transportation and insurance rates, and to meet the carrier's requirements. Goods must be shipped in accordance with instructions on the purchase order and expenses incurred in handling due to failure to comply with these terms will be billed to seller. Source name, complete ship to address, purchase order number, and material ID number must appear on all invoices, bills of lading, packing slips, cartons and correspondence. Bills of lading are to be attached to invoices submitted, showing carrier and date of shipment. Packing slips will accompany all shipments listing contents of shipment in detail and shall be clearly identified and assessable so as to be first off carrier. Freight is to be third party billed to Marriott. See attached routing guide for carrier selection.

5. RIGHTS OF INSPECTION. Unless otherwise agreed, title shall pass on unloading at destination, subject to buyer's right of inspection, approval and acceptance within a reasonable time after arrival. Rejects may be returned at seller's expense provided seller is given reasonable amount of time to advise disposition. Buyer does not assume responsibility for 100% inspections. If this is necessary as indicated by partial inspections, the entire shipment may be rejected. Buyer may charge seller for the costs of inspecting goods rejected. Buyer may inspect material or equipment in seller's plant during production without waiving right to subsequent rejection for undiscovered or latent defects.

6. RISK OF LOSS OR DAMAGE. Irrespective of F.O.B. point or unless otherwise agreed, during the period that the goods are in possession of seller or in transit, all risks of loss or damage to the material and equipment shall be on the seller.

7. WARRANTY. Seller expressly represents and warrants that all goods and services furnished hereunder conform to applicable specifications, drawings, part numbers, samples, prototypes or other rendered descriptions, that they will be fit and suitable for their intended use, that they are merchantable, of good quality and free from defects, whether patent or latent, in materials, workmanship, design and production. Seller also warrants that, to the extent applicable, all goods comply with the provisions of any federal, state or local law pertinent to the manufacture or intended use thereof including, without limitation, the provisions of OSHA. Further, seller expressly warrants that it has good title to the goods supplied and that they are free from all liens and encumbrances. All warranties shall succeed to buyer, its successors, assigns, and all persons, including subsidiaries of buyer, to whom the goods may be resold or loaned. If the goods or any part of them shall not comply with the foregoing, buyer shall have the right to reject them or to cancel this purchase order without prejudice to any right to damages for such breach or to any other rights arising therefrom, or to retain the goods or recover the damages from the seller for such breach of warranty. In such event, continued use of such goods by buyer shall not constitute a waiver of seller's breach of warranty.

8. BUYER MATERIAL. All drawings, blueprints, dyes, patterns, tools, printing plates, jigs, fixtures, etc., and any other property furnished to seller by buyer and [sic] may not be used in the production, manufacture or design of articles not for buyer's use without written consent of buyer. Said drawings, etc., shall be held at seller's risk. Upon completion of deliveries hereunder or upon termination of this contract, said drawings, etc., shall be delivered to buyer at seller's expense. Prices set forth in this purchase order include charges for all such articles.

9. INVOICES. Invoices shall be submitted in duplicate, and shall contain the following information: purchase order number, material ID number, vendor item number, description of goods or services, sizes, quantities, unit prices and extended totals. Unless otherwise specified, payment will be made on partial deliveries accepted when the amount due on such deliveries so warrants. Discount time shall be computed from date of receipt of correct invoice or receipt of goods, whichever is later. Payment is made for the discount purposes when the check is mailed.

10. PRICE PROTECTION. Seller represents the prices specified herein are as low as any net price given by seller at time purchase order is extended to any other customer for like goods and quantity.

11. PATENT PROTECTION. Seller will hold harmless and defend buyer, at seller's cost, in all suits, action or proceedings in which buyer is made a defendant for actual or alleged infringement of any United States or foreign patent, trademark, copyright, and like, resulting from the use or sale of the goods purchased hereunder seller will also pay and discharge any and all judgments or decrees which may be rendered in any such suit, action or proceedings against buyer if buyer is enjoined from using the goods sold hereunder, seller shall, at seller's expense, either procure for buyer the right to continue using said goods purchased or modify said goods purchased to become non-infringing, or repurchase them from buyer at the original purchase price and the transportation, installation (if any), and all other costs relating to the purchase thereof.

12. CANCELLATION WITH CAUSE. Buyer reserves the right to cancel this purchase order, wholly or in part, if (1) the materials or work specified fail to conform to the warranty as to quality, (2) seller fails to make deliveries as specified in the purchase order or buyer's supplemental schedules or (3) seller breaches any other term or condition of the purchase order. Also, buyer may immediately cancel the purchase order if any of the following occurs: (1) insolvency of seller; (2) filing of voluntary petition in bankruptcy by seller; (3) filing of an involuntary petition to have seller declared bankrupt unless such petition is vacated within thirty (30) days from the date of filing; (4) appointment of a receiver or trustee for seller unless such appointment is vacated within thirty (30) days after the date of such appointment; or (5) execution by seller of an assignment for the benefit of creditors. In event of any such cancellation, buyer, without prejudice to any other rights available to buyer for breach of contract, shall have the right: (1) to refuse to accept delivery of material or performance of work; (2) to return to seller any materials already accepted and recover from seller all payments made therefore and for freight, storage, handling and other expense incurred by buyer and to be relieved from liability for any future payments to seller;
         (3) to recover any advance payments to seller for undelivered or returned materials or work to be performed; and (4) to purchase elsewhere and charge seller with any resultant losses. No returned material will be replaced without buyer's written replacement order.

13. CANCELLATION AND SUSPENSION WITHOUT CAUSE. Buyer reserves the right to cancel the purchase order, in whole or in part, at any time, without cause or default of seller, and to make changes in specifications of requirements. Seller shall, upon buyer's request, immediately suspend shipments of material and performance of work for reasonable periods. Any extensions in times of delivery and performance, and any losses or damages to seller resulting from such cancellations and suspensions, shall be equitably adjusted between buyer and seller and the purchase order modified accordingly. However, buyer shall not be liable for failure to accept materials ordered or work to be performed arising from causes beyond buyer's reasonable control, such as floods, fires, court orders, strikes, work stoppages, or act of governmental authorities.

14. INDEMNIFICATION. If seller is required to enter premises owned, leased, occupied by, or under the control of buyer during the performance of services hereunder or during delivery of articles herein contemplated, seller will indemnify and save harmless buyer, its officers, employees and agents from all costs, loss, expense, damages, claims, suits, or liability resulting from injury, including death, to persons or property arising from or in any manner growing out of actions of seller or its subcontractors, or their respective employees; and seller agrees to maintain and require its subcontractors to maintain: (1) public liability and property damage insurance (both general and vehicle) in amounts satisfactory to buyer, to cover the obligations set forth above; and (2) proper Worker's Compensation insurance covering all employees engaged in the performance of such services and/or delivery. Upon buyer's request, seller shall furnish to buyer certificates in duplicate evidencing such insurance, and such certificates shall provide that no expiration, termination or modification of the insurance coverage shall take place without the insurance company giving thirty (30) days prior written notice thereof to buyer.

15. REMEDIES. Remedies herein reserved to buyer shall be cumulative and additional to any other further remedies provided in law or equity and no waiver by buyer of a breach of any provision of the purchase order shall constitute a waiver of any other breach, or of such provision.

16. COMPENSATING ACTS. Seller accepts exclusive liability for any and all payroll taxes or contributions imposed by the Federal Social Security Act, Unemployment Compensation Act, Worker's Compensation Act, or any corresponding state law or laws with respect to individuals whose compensation for services is paid by seller.

17. FEDERAL REGULATIONS. Unless this contract is exempted by the Rules and Regulations of the Secretary of Labor issued pursuant to Section 201 of Executive Order 11246, there is incorporated herein by reference paragraphs 1-7 of the Contract Law set forth in Section 202 of the Executive Order 11246.

18. ASSIGNMENT. Any assignment of rights or delegation of duties arising under this purchase order, without the prior written consent of buyer, shall be void.

19. CONFIDENTIAL. Seller shall neither disclose, advertise, nor publish the fact that seller has contracted to furnish buyer the articles mentioned herein, nor disclose any details connected with the purchase order to a third party.

20. GOVERNING LAW. The rights and duties of the parties hereto shall be determined by the laws of the State of Maryland. Any provision of the purchase order prohibited by the laws of any state shall, as regards the state, be effective to the extent of such prohibition without invalidating the remaining provisions of the purchase order.

21. AFFIRMATIVE ACTION AND EQUAL OPPORTUNITY COMPLIANCE. Unless this contract is exempted by the Rules and Regulations of the Secretary of Labor issued pursuant to Section 201 of Executive Order 11246, there is incorporated herein by reference, subsections 1-7 of Section 202 of Executive Order 11246, and the provisions set forth at 41 C.F.R. 60-741, 5(a) and 41 C.F.R. 60-250. Vendor, by execution of this Agreement, hereby certifies it is in full compliance with Executive Order 11246, as amended, and 41 C.F.R. 60-250, 60-741, and that it will remain in full compliance for the term of this Agreement.

22. ENTIRE AGREEMENT. This purchase order represents the entire agreement between the parties and supersedes all proposals or prior agreements, oral and written, and all other communications between the parties relating to the subject matter of this purchase order.

                                  EXHIBIT III

                               INDEMNITY AGREEMENT

         For and in consideration of the purchase or use by Marriott International, Inc., its customers, and its and their subsidiaries, affiliates, franchisors, licensors, licensees, successors, and assigns (hereinafter "BUYER") of goods manufactured by or distributed by or for the undersigned, its subsidiaries and affiliates (hereinafter "SELLER"), SELLER does hereby agree for the express benefit of BUYER as follows:

1. FEDERAL FOOD, DRUG AND COSMETICS ACT. SELLER hereby guarantees that no article comprising any shipment or other delivery hereafter made by SELLER to or on the order of BUYER, is, as of the date of such purchase or delivery, adulterated or misbranded, or unsafe, within the meaning of the Federal Food, Drug, and Cosmetic Act, with all revisions and amendments pertaining thereto (including the Pesticide and Food Additive Amendment of 1958) or within the meaning of any substantially similar state or municipal law, or is an article which may not under any federal, state or municipal law be introduced into interstate or intrastate commerce.

2. WARRANTY. SELLER warrants to BUYER that the goods to be supplied under this Agreement are fit and sufficient for the purpose intended; that they are merchantable, of good quality, and free from defects, whether patent or latent, in material or workmanship; that it has good title to the goods supplied; that the goods are free and clear of all liens and encumbrances; and that any services rendered by SELLER shall be performed in a professional and workmanlike manner in conformity with applicable federal and state laws and the highest standards of quality in the industry and in a manner so as to ensure the safety of all persons and the preservation of property. The foregoing warranties shall be in addition to all other warranties made by SELLER, express or implied.

3. INDEMNITY. SELLER hereby agrees to indemnify, defend, and hold BUYER harmless from and against any claim, demand, cause of action, liability, loss, damage, cost, or expense which directly or indirectly arises out of or is in any way associated with (a) a breach of the guaranty or warranty set forth above, or (b) any goods heretofore or hereafter received by BUYER from SELLER, including the sale, delivery, and use thereof, to the extent not due to the sole negligence of BUYER.

4. COSTS AND EXPENSES. SELLER further agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by BUYER in enforcing any of the covenants and agreements of this indemnification.

5. INSURANCE. SELLER shall, at all times, maintain commercial general liability insurance, including premises, operations, products and contractual liability, with a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence for personal injury and property damage. This insurance shall name BUYER as an additional insured under an "Additional Insured Vendors" endorsement, shall be primary over any insurance maintained by BUYER, and shall provide that BUYER will be given at least thirty (30) days prior written notice of any cancellation or reduction in coverage. Upon execution of this Agreement, and annually thereafter, SELLER shall provide BUYER with a Certificate of Insurance evidencing the coverages herein required, and identifying the "Certificate Holder" as Marriott International, Inc., Dept. 825.15, Marriott Drive, Washington, DC 20058.

6. CONTINUING AGREEMENT. This is a continuing Agreement, subject to revocation only after receipt by BUYER of prior written notice of intent to revoke effective as of a certain stated future date.

Agreed to this     day of        , 19  .
               ---        -------    --

                                         SELLER:
                                                --------------------------------


                                         By:
                                            ------------------------------------
                                         Title:

                                   EXHIBIT IV

                          MARRIOTT INTERNATIONAL, INC.

SUBJECT:  LABELING INSTRUCTIONS

A.       Every shipping label must:

         1. Have letters at least 3/8" high, the larger the better.

         2. Notate your company name and shipping address.

         3. Notate the Marriott receiving location and complete address.

         4. Notate the Marriott Purchase Order Number. (Note: This number must also be notated on your Bills of Lading or airway bills).

         5. Be placed on two (2) adjacent sides of your carton (if possible).

         6. Be a minimum of ten (10) square inches in area, the larger the better.

         7. Be securely attached with glue or equally good adhesive.

B.       Sidemark as indicated on the Purchase Order.

         1. Sidemark to be printed or stenciled on two (2) adjacent sides of every carton.

         2. Letters must not be less than one inch (1") in height, the larger the better.

         3. Notation must be clear and legible, using inks or paints which are both waterproof and capable of withstanding normal transportation abrasion. Marking ink or paint color must provide a definite contrast to the color of the surface being marked.

         4. If you master pack, you must notate the total number of pieces by Material I.D. Number in each carton.

C. To aid in accurate, timely reporting on material receipt at its destination, we ask that a copy of the packing list be attached to the shipping documents carried by the truck driver. The packing list must be broken down by number of pieces per Marriott Purchaser Order and Material I.D. Number.

Failure to comply with these instructions will result in a VENDOR CHARGEBACK to your account at a labor rate of $25.00 per man hour for field identification of items.

                                   EXHIBIT V

                          MARRIOTT INTERNATIONAL, INC.

                                  ROUTING GUIDE

EXPEDITED SHIPMENTS:

UPS: UPS Red or Blue Label has been assigned in those cases where the UPS or RPS ground transit is too slow for our requirements. Unless specified, UPS air services must be approved by the buyer.

LTL: Notations on the Bill of Lading such as "HOT RUSH" and "TAILGATING
     REQUESTED" can often improve performance by 24 to 48 hours. These services are offered at no additional charge and should be requested as needed.

TL: Expedited service or team drivers may be available at a premium. Buyer approval required.

AIR: Deferred air may result in satisfactory transit time and lower freight charges. Buyer approval required.

GENERAL INSTRUCTIONS:

THE "MEMO BILL OF LADING" MUST BE GIVEN TO THE CARRIER AT TIME OF PICK-UP AND F.O. NUMBER MUST BE SHOWN THEREON.

Make all shipments at full or actual value. DO NOT describe freight as released value (RVNX).

Shipment descriptions should be consistent with the descriptions contained in the National Motor Freight Classifications.

Tender all shipments to one destination on one day and one Bill of Lading.

Do not split orders into individual shipments without buyer approval.

24 hour notice is required before delivery. Note on your "Bill of Lading Appointment Required before Delivery."

Truckload Shipments should be noted "Tailgate Delivery Required."

Packing list must be attached to the shipment and clearly marked.

P.O. and Material Identification Numbers must be marked on each package/carton.

Bill:  Consult the Purchase Order for billing terms.

Transit Times: Vendors must be familiar with the transit times standards for each mode of transport (e.g., LTL, TL, Air) in determining whether the routing instructions will allow delivery by the required date.

Delivery Dates: These instructions in no way relieve the vendor from meeting the delivery date specified on the Purchase Order. You are encouraged to trace and expedite delivery as needed.

EXCEPTIONS TO INSTRUCTIONS:

Failure to follow these instructions may result in chargebacks to your company. If circumstances dictate you cannot follow these instructions, contact the Physical Distribution Department at (301) 380-4282, or the appropriate Marriott buyer (cited on Purchase Order) for approval.

                                    EXHIBIT V
                          MARRIOTT INTERNATIONAL, INC.

                                  A&C DIVISION
                                  ROUTING GUIDE
                              REVISED JULY 1, 1997

 APPLICATION FOR ALL ORDERS WHEN MARRIOTT PAYS FREIGHT DIRECTLY TO THE CARRIER.



These routing instructions supplement the instructions contained on the Marriott purchase order. Previous routing guides should be discarded.

BILLING INSTRUCTIONS:

Freight charges are to be third party billed by the carrier. Vendor must not execute Section 7 on the Bill of Lading. Vendor must note Marriott P.O. Number and Material I.D. Number (when applicable) on the Bill of Lading.

Please mark your Bill of Lading prepaid and note:

                            BILL FREIGHT CHARGES TO:

                          MARRIOTT INTERNATIONAL, INC.
                                  C/O MARK VII
                                2823 HIGHWAY 31W
                                    SUITE 500
                              WHITE HOUSE, TN 37188
                             P.O. #: ______________

STANDARD ROUTING:

RPS OR UPS

Any shipment within the size and weight restrictions as set forth by RPS or UPS should be routed by them.

LTL OR TL

Please contact Mark VII Transportation, Harriet Wetzel, at 800/445-2057 to route Less Than Load and Truckload Shipments.

                                   EXHIBIT VI

                  GENERAL SPECIFICATIONS - UPHOLSTERED SEATING
                                 REVISED 9/2/98

                                      FRAME

Exposed wood frame shall be constructed of solid hardwoods, kiln dried to a moisture content of 7-9%. Solid hardwoods shall be #1 common grade. Curved frames shall use steam bent hardwood construction (or plywood in non-exposed areas) in curved areas of frame with kiln dried hardwood frame used in all other frame components. All frames are to be warranted for commercial use. Stretchers shall be used, where necessary, to provide support to the legs (i.e., dining and desk chairs). Exposed Wood frames - wood species shall be Maple or European Beech.

                                     FINISH

Finish shall be catalyzed lacquer or ultra violet cured finish to match approved finish samples. All finishes are to be tested and warranted for commercial use.

                                     JOINTS

Major joints shall be double doweled or mortise and tendon construction with corner blocks that are screwed and glued. Metal fasteners should be used where appropriate to ensure commercial frame strength.

                                     SPRINGS

Sinuous wire springs shall be used in seats and backs of all seating. Seat springs shall be 8 gauge, back springs shall be 11 gauge. Springs shall be attached using steel clips. Seat springs shall be covered with a steel wire flexolator or equal product. Springs shall be of sufficient number to ensure even weight distribution during use. Seat decking (not self deck) shall be used. A woven synthetic material shall be used to cover back springs with foam applied on top. Springs shall be of sufficient quality to retain 95% memory for five (5) years.

                                      FOAM

All foam used for seat cushions shall be a minimum 1.8 density, ILD 22-26. Foam used for the backs shall be a minimum of 1.5 density, ILD 15. All foam shall pass the requirements of California Bulletin 117. Foam shall be covered in one inch layer of Dacron Batting. Foam shall be of sufficient quality to retain 85% memory for five (5) years.

                                      SEATS

Desk/dining chairs - seat may be constructed using one of the three following methods:

         1. Solid hardwood plywood with foam padding (1.8 density, 22-26 ILD) covered by Dacron batting and fabric.

         2. Cut out plywood with synthetic webbing covered with foam, batting and fabric. Webbing shall be of sufficient quality to retain 95% memory for five (5) years.

         3. Sinuous wire springs covered with foam, batting and fabric. Note: pressboard/ fiberboard/flakeboard is not acceptable.

                                      SEAMS

Seams are to be of sufficient depth and stitches to be of sufficient number per inch to prevent seam slippage. Thread used in stitching is to be of sufficient quality for contract use. Seating supplier shall test fabrics for seam slippage prior to production sewing.

                                      ARMS

Inside arms shall be reinforced with a cardboard or a synthetic woven fabric padded with one inch of foam. Outside arms shall be covered with synthetic woven fabric covered by fabric.

                                     OUTBACK

Shall be microfoam padded and covered with fabric.

                                     SLEEPER

Contract quality sleeper mechanism shall be used. The approved mechanism shall be Leggett & Platt Classic 3500 with anti-tilt mechanism. Alternate products must be submitted with detailed specifications, and approved, prior to use. Mechanism shall have operating instruction label in English and Spanish permanently applied to the webbing.

                                    MATTRESS

DIMENSIONS:  36"Wx72"Lx5"H                   Coil Count:  (184 coils)
DIMENSIONS:  40"Wx72"Lx5"H                   Coil Count:  (207 coils)
DIMENSIONS:  48"Wx72"Lx5"H                   Coil Count:  (253 coils)
DIMENSIONS:  52"Wx72"Lx5"H                   Coil Count:  (253 coils)
DIMENSIONS:  60"Wx72"Lx5"H                   Coil Count:  (299 coils)


Ticking - Top and Sides - Beige, Fire Retardant Cover
TOP QUILTING: FOAM 1/2" THICK, CA117, 1.3 DENSITY 30 LB COMPRESSION Top Pad/Insulator: 2 oz synthetic
Toper:  FOAM 1" THICK 1.3 DENSITY, 18 LB COMPRESSION
Corner padding:  MINIMUM 3 1/2" foam, 2 PER CORNER.
Sideborder Quilting:  .25" foam, 1/2" thick, 30 lb. compression.
Springs:  3 1/2", 13 gauge
Bottom Padding: 1/4" thick batting pad
Bottom Filler Cloth
Note:  All foam meets CA 117
Ties:  Two - for attachment to spring decks.

Top deck assembly is ring stapled to every other coil spring on sides and ends for frequent folding in contract use.

                                     GLIDES

Plastic only

                                     FABRICS

Fabrics specified by Marriott are to be supplied by seating supplier. Seating supplier is to ensure that all proposed fabrics are suitable for contract upholstery and meets the Marriott ACT Standards, attached. All exceptions must be approved in writing by Marriott.

                      FINISHING AND FIRE CODE REQUIREMENTS

Seating supplier shall have the ability to finish, or have finished, fabrics as selected by Marriott International. These finishes include, but are not limited to, water and soil, CA 117, acrylic or latex backing and lamination.

Supplier shall have the ability to supply seating to meet fire codes, as provided by Marriott International. These include, but are not limited to, California TB-133, New York Port Authority and Boston fire codes. Supplier shall have the facilities, or access to facilities, to provide certified testing of fire codes. All products must be labeled with said certification.

                                    PACKAGING

All items are to be cartoned. The cost of cartoning is to be included in the cost of goods. All items shall be wrapped in 2 ml. plastic bags prior to cartoning. Cartoning shall meet or exceed the NMFC regulations for strength as required for shipments via common carriers. Lounge chairs shall be packed one per carton. Desk chairs may be packed two per carton. All cartons will be labeled in accordance with Marriott International labeling instructions.

                                  EXHIBIT VII

                             MARRIOTT INTERNATIONAL
              ACT Specifications (Association of Contract Textiles)

                               ABRASION RESISTANCE
            Wyzenbeck: Back -&-Forth; Martindale: Circular (#10 Duck)
      Light: 15,000 Double Rubs; Heavy Duty: 20,000 Double Rubs (Marriott)

                                  FLAMMABILITY
                upholstery: CA117; Drapery: NFPA 701 Small Scale
        Wall Coverings: ASTM-E84; Upholstered Seating TB-133 (CA, Boston)

                             COLORFASTNESS TO LIGHT
               Drapery: 60 Hours, Class 4, ASTM D3691, 1974 or 16E
                         All others: 40 others, Class 4

                              WET AND DRY CROCKING
                            4.0 or Better, Wet or Dry

                                      PILL

                    ASTMD3511, Class 5: No Pilling or Fuzzing

                                  SEAM SLIPPAGE
        Fabric Pulls apart near the seam, Warp or Fill Upholstery & Panel
                                Fabrics: 25 lbs.
                                Drapery: 15 lbs.

                                TENSILE STRENGTH
      Upholstery: 50 lbs; Panel: 35 lbs, 25 lbs for Over 6 ounce/yd squared
                      Drapery and 15 lbs. For Under 6 Ounce

                                  EXHIBIT VIII


                              [MARRIOTT LETTERHEAD]

                         UPHOLSTERY FABRIC SPECIFICATION

   This request is submitted by

   Phone ___________________________ Fax ______________________________

   MARRIOTT Project Name _________________________ Number _____________

   DESIGNER/FIRM ______________________________________________________

   FABRIC SUPPLIER:____________________________________________________

   FABRIC NAME:___________________________ COLOR:______________________


Width:___________   Ounces per yard ____________   Roll Size Range _____________

Minimum Order _____________________________        Lead Time ___________________

Repeats:      Vertical ____________________        Horizontal __________________

Fiber Content:__________________________________________________________________

Backing:      Yes______  Method_______________ (i.e. acrylic, etc.) No__________

TREATMENTS:                    FR(CA11)_________________________________________

                               WATER____________________________________________

DOUBLE RUBS:_______________________________________

COLOR FAST TO LIGHT_______________________________

CLEANING CODE_____________________________________                _________ Dry

SEAM SLIPPAGE:____________________________________             ____ Pounds Fill

TENSILE STRENGTH:                                              ____ Pounds Fill

Submitted by____________________________________________________________________

Date ________________

Price - cut yards______________________________________    Expires ____________
                 (including all treatments shown above)

THE PRICE ON THIS PROPOSAL IS PROPRIETARY TO AND FOR PURCHASES PROVIDED BY MARRIOTT INTERNATIONAL OR ITS AUTHORIZED AGENTS ONLY.



IN ACCORDANCE WITH MARRIOTT CONTRACT, PRICING WILL BE PROVIDED WITHIN 24 HOURS

                                   EXHIBIT IX

                                    ADDENDUM

         THIS ADDENDUM, dated November 19, 1998, is between LOEWENSTEIN/GREGSON ("Vendor") and MARRIOTT INTERNATIONAL, INC., on behalf of its subsidiaries and affiliates ("Marriott").


                              W I T N E S S E T H:

         WHEREAS, Vendor and Marriott entered into a certain Agreement dated November 19, 1998 ("Agreement") (a copy of which Agreement is attached to this Addendum), pursuant to which Vendor will provide certain products described in the Agreement; and

         WHEREAS, Vendor and Marriott now desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         1. RECITALS. The parties agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

         2. EFFECT OF ADDENDUM. Except as specifically set forth in this Addendum, all terms and conditions of the Agreement shall remain unmodified and in full force and effect and shall be binding upon the parties; provided, however, that in the event of any conflict between the provisions of the Agreement and this Addendum, the provisions of this Addendum shall prevail. Capitalized terms used in this Addendum and not defined herein shall have the meaning ascribed to them in the Agreement.

         3. DEFINITION OF ACCOUNTS. The products that are the subject of the Agreement and this Addendum ("Products") may be purchased at the prices set forth in the Agreement by Marriott approved distributors, contractors, and customers of or facilities operated, managed, licensed, or franchised by (i) Marriott's Lodging, Senior Living Services, or Marketplace businesses, (ii) Host Marriott Services Corporation and its subsidiaries, and (iii) such additional operations of Marriott or any of its licensees, franchisees, or affiliates as Marriott may choose to add from time to time during the term of this Agreement.

         4. PREFERRED VENDOR ALLOWANCE. During the term of the Agreement, Marriott shall be entitled to participate in the preferred vendor allowance program offered by Vendor. Vendor represents and warrants that all funds advanced under this program are also available on a proportionally equal basis to all customers of Vendor which compete with Marriott. Marriott agrees that Vendor shall be a preferred supplier designated by The Marketplace by Marriott to supply Accounts with upholstered seating that are the subject of this Agreement, it being understood, however, that there is no guarantee by Marriott that Accounts will not obtain these or similar products from other sources.

         5. PAYMENT. Payment shall be made in accordance with the terms of the Agreement. Vendor shall ensure that billing reflect all shortages and defective, damaged, rejected, unordered, and returned Products and that a credit shall be extended to the ordering Account for any such Products or shortages.

         6. LIABILITY OF ACCOUNTS. All accounts and contract distributors shall establish their own creditworthiness with Vendor, it being understood that Marriott shall not be responsible for any acts or obligations of the Accounts or contract distributors.

         7. COUNTERPARTS. This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same instrument, binding on the parties. This signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         8. EFFECTIVE DATE. This Addendum shall be effective as of the Effective Date of the Agreement.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first set forth above.

MARRIOTT:                                    VENDOR:

MARRIOTT INTERNATIONAL, INC.
                                             -----------------------------------

By:                                          By:
   -----------------------------------           -------------------------------

Name (printed): Janet Desjardins             Name (printed):
                                                            --------------------

                                   EXHIBIT IX


                                    ADDENDUM

         THIS ADDENDUM, dated December 1, 1998, is between LOEWENSTEIN, INC./GREGSON FURNITURE INDUSTRIES ("Vendor") and MARRIOTT INTERNATIONAL, INC., on behalf of its subsidiaries and affiliates, ("Marriott").


                              W I T N E S S E T H:

         WHEREAS, Vendor and Marriott entered into a certain Agreement dated December 1, 1998, ("Agreement") (a copy of which Agreement is attached to this Addendum), pursuant to which Vendor will provide certain products described in the Agreement; and

         WHEREAS, Vendor and Marriott now desire to amend the Agreement.

         NOW, THEREFORE, is consideration of the promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         1. RECITALS. The parties agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

         2. EFFECT OF ADDENDUM. Except as specifically set forth in this Addendum, all terms and conditions of the Agreement shall remain unmodified and in full force and effect and shall be binding upon the parties; provided, however, that in the event of any conflict between the provisions of the Agreement and this Addendum, the provisions of this Addendum shall prevail. Capitalized terms used to this Addendum and not defined herein shall have the meaning ascribed to them in the Agreement.

         3. DEFINITION OF ACCOUNTS. The products that are the subject of the Agreement and this Addendum ("Products") may be purchased at the prices set forth in the Agreement by Marriott approved distributors, contractors, and customers of or facilities operated, managed, licensed, or franchised by (i) Marriott's Lodging, Senior Living Services, or Marketplace businesses, (ii) Host Marriott Services Corporation and its subsidiaries, and (iii) such additional operations of Marriott of any of its licensees, franchisees, or affiliates as Marriott may choose to add from time to time during the term of this Agreement.

         4. PREFERRED VENDOR ALLOWANCE. During the term of the Agreement, Marriott shall be entitled to participate in the preferred vendor allowance program offered by Vendor. Vendor represents and warrants that all funds advanced under this program are also available on a proportionally equal basis to all customers of Vendor which compete with Marriott. Marriott agrees that Vendor shall be a preferred supplier designated by The Marketplace by Marriott to supply Accounts with upholstered seating that are the subject of this Agreement, it being understood, however, that there is no guarantee by Marriott that Accounts will not obtain these or similar products from other sources.

         a. Vendor shall pay to Marriott an allowance which shall be a percentage of the total dollar amount invoiced by Vendor to Accounts during each calendar quarter for the term of the Agreement.

                  (i) For orders which are placed by Marriott on a purchase order similar to Exhibit II the allowance shall be calculated as follows: three percent (3%) of the total dollar amount invoiced by Vendor to all Accounts up to and including an amount of twenty-one million dollars ($21,000,000) per calendar year and six percent (6%) of the total dollar amount invoiced by Vendor to all Accounts which exceed twenty-one million dollars ($21,000,000) per calendar year.

                           For example, if between January 1, 1999 and March 31, 1999, the Vendor invoiced the Accounts a total of $5,000,000 dollars, Vendor would pay to Marriott an allowance of $150,000 for the first quarter, being 3% of $5,000,000. If between April 1, 1999 and June 30, 1999, Vendor invoice the Accounts a total of $20,000,000, then Vendor would pay to Marriott an allowance of $720,000, being the sum of $480,000 ($16,000,000 multiplied by 3%) plus $240,000
                           ($4,000,000 multiplied by 6%). If between July 1, 1999, and September 30, 1999, Vendor invoiced the Accounts a total of $10,000,000, the Vendor would pay to Marriott an allowance of $600,000, being 6% of $10,000,000.

                  (ii) For orders which are placed directly by Accounts (and not placed by Marriott on a purchase order similar to
                           Exhibit II), Vendor shall pay to Marriott an allowance which shall be calculated as follows: five percent (5%) of the total dollar amount invoiced by Vendor to all Accounts.

         b. All payments required to be made to Marriott under the Agreement and this Addendum shall be made by check payable to The Marketplace by Marriott, LLC, and delivered to the following address: The Marketplace by Marriott, Marriott Drive, Washington, DC 20058, Attn: Dept. 55/934.26 Janet Desjardins. Payment shall be made within thirty (30) days after the end of each calendar quarter.

         5. TERM AND TERMINATION. The Agreement shall be effective January 1, 1999, (the "Effective Date"), and shall terminate on December 31, 2001, unless extended or earlier terminated in accordance with the terms hereof. The Agreement may be terminated by either party for cause upon thirty (30) days' prior written notice and by Marriott without cause upon sixty (60) days' prior written notice. This provision supersedes all provisions regarding the term and termination rights in the Agreement, if any.

         6. PAYMENT. Payment shall be made in accordance with the terms of the Agreement. Vendor shall ensure that billings reflect all shortages and defective, damaged, rejected, unordered, and returned Products and that a credit shall be extended to the ordering Account for any such Products or shortages.

         7. LIABILITY OF ACCOUNTS. All Accounts and contract distributors shall establish their own creditworthiness with Vendor, it being understood that Marriott shall not be responsible for any act or obligations of the Accounts or contract distributors.

         8. COUNTERPARTS. This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same instrument, binding on the parties. This signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         9. EFFECTIVE DATE. This Addendum shall be effective as of the Effective Date of the Agreement.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first set forth above.

MARRIOTT:                                   VENDOR:

MARRIOTT INTERNATIONAL, INC.
                                            ------------------------------------


By: /s/ Janet Desjardins                    By
   -----------------------------------         ---------------------------------

Name (printed): Janet Desjardins            Name (printed):
                                                           ---------------------